UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 21, 2005

COSINE COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30715 (Commission File Number)	94-3280301 (I.R.S. Employer Identification Number)

560 S. Winchester Blvd., Suite 500
San Jose, California 95128
(Address of principal executive offices) (Zip Code)

(408) 236-7517
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

(a) On January 18, 2005, a complaint entitled Senior v. CoSine Communications, Inc., et al., Case No. CIV444292, was filed in San Mateo County Superior Court against CoSine Communications, Inc. and its officers and directors requesting that the acquisition of CoSine by Tut Systems, Inc. be enjoined due to alleged self-dealing and breach of fiduciary duties by CoSine’s officers and directors. CoSine believes the allegations contained in the complaint to be meritless and intends to vigorously defend against such claims and proceed with the Tut transaction.

(b) CoSine has changed the address of its headquarters as follows:

CoSine Communications, Inc.
560 S. Winchester Blvd., Suite 500
San Jose, California 95128
Telephone No. (408) 236-7517

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 27, 2005	By:	/s/ TERRY GIBSON
Terry Gibson,
Chief Executive Officer, Chief Financial Officer and Secretary (Principal Executive, Financial and Accounting Officer and Duly Authorized Officer)